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                                                                   Exhibit 10.40

                                     FORM OF
                            BLUESTONE SOFTWARE, INC.
                    EXECUTIVE MANAGEMENT COMPENSATION POLICY

                  The following sets forth the Bluestone Software, Inc. Executive Management Compensation Policy (the "Policy") for any employee who holds the rank of Senior Vice President or higher. The Policy and its elements are confidential and proprietary to Bluestone Software, Inc. (the "Company") and as such their contents and your specific performance criteria are not to be disclosed to any unauthorized third party.

                  Authorized parties are defined as your spouse, direct supervisor, any legally recognized authority or the company Human Resources Department Manager. Any other party, including but not limited to peers, colleagues, friends, associates or others shall be deemed unauthorized.

                  Breach of confidentiality shall be deemed terms for immediate dismissal from the Company for cause. This Policy and its contents are subject to final acceptance by the Company's board of directors and are subject to change at its sole discretion.

POLICY TYPE

                  The Policy is applicable only to executive management members, which by classification are deemed to be exempt in nature.

POLICY TERM

                  This Policy shall be effective from the date of execution indicated by the Company's President and shall remain in force through the close of business on December 31, 1999.

BASE SALARY

                  Your base salary is effective February 1, 1999. Adjustments, if any, will be made retroactive to that date.

INCENTIVE COMPENSATION

                  Any bonuses or other cash incentive compensation will be earned pursuant to individually prescribed performance criteria.

PERFORMANCE OPTIONS

                  Unlike your Incentive Stock Option awards, which vest as outlined in the Company's 1996 Incentive and Non-Qualified Stock Option Plan (the "Option Plan"), performance options vest immediately upon the date of grant. Grants will be made in accordance with individually prescribed performance criteria. Exercise of such an option will be subject to the same terms and limitations as are outlined in the Option Plan.



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OVER ACHIEVEMENT

                  Over achievement is possible provided that the Company and or individuals recommended by the Company's President and approved by the Company's board of directors achieve their individually prescribed performance goals. Over achievement compensation, if any, will be provided only at the end of the fiscal year, unless otherwise decided by the Company's President. The maximum available benefit for over achievement shall be 20% above the stated 100% performance goals. Individuals who are eligible for variable compensation as a direct result of sales will not have any restrictions in terms of over achievement of their variable compensation.

UNDER ACHIEVEMENT

                  Under achievement remuneration if any, will be provided at the sole discretion of the Company's President with the approval of the Company's board of directors. Remuneration, if any, will be determined by mitigating circumstances deemed relevant solely by the Company's President.

WINDFALL PROVISION

                  The Company hereby notifies Policy participants that it will exercise a windfall provision at its sole discretion in the event that a windfall should be realized. In this event the Company's President, at his sole discretion, shall reserve the right to determine what compensation, if any, will be provided as the result of a windfall.

DISTRIBUTION

                  Distribution will be made in accordance with individually prescribed performance criteria on either a monthly, quarterly or annual basis. Any and all distributions will be made at the sole discretion of the Company based upon attainment of individually specified performance objectives.

ACCEPTANCE

                  In reviewing this document I accept the compensation package provided, including but not limited to, the terms and conditions of the Policy. I understand that no additional compensatory provision exists between the Company and myself save that which is provided pursuant to the Policy and my individually prescribed performance goals.

Employee:                                   Manager:
         -----------------------------              ----------------------------

Print Name:                                 Print Name:
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Date:                                       Date:
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